(MKS LOGO)

EXHIBIT 99.1

MKS Instruments Reports Second Quarter 2017 Financial Results

Achieved new quarterly records for total semiconductor revenue and Non-GAAP net earnings

Total quarterly revenue up 34% compared to Q2 2016 on a pro-forma basis

Achieved new quarterly revenue record for Light and Motion Division

Andover, Mass., July 25, 2017 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported second quarter 2017 financial results.

Quarterly Financial Results
(in millions, except per share data)
	Q2 2017	Q1 2017
GAAP Results
Net revenues	$481	$437
Gross margin	45.7%	47.0%
Operating margin	19.3%	19.1%
Net income	$120.4	$65.1
Diluted EPS	$2.19	$1.18
Non-GAAP Results
Gross margin	45.9%	47.0%
Operating margin	24.0%	22.5%
Net earnings	$77.7	$70.0
Diluted EPS	$1.41	$1.27

Second Quarter 2017 Financial Results

Revenue was $481 million, an increase of 10% from $437 million in the first quarter of 2017 and an increase of 34% from $359 million in the second quarter of 2016 on a pro-forma basis.

Net income was $120.4 million, or $2.19 per diluted share, compared to net income of $65.1 million, or $1.18 per diluted share in the first quarter of 2017, and $9.2 million, or $0.17 per diluted share in the second quarter of 2016.

Non-GAAP net earnings, which exclude special charges and credits, were $77.7 million, or $1.41 per diluted share, compared to $70.0 million, or $1.27 per diluted share in the first quarter of 2017, and $38.7 million, or $0.72 per diluted share in the second quarter of 2016.

“We are very pleased with our continued progress in 2017 in achieving our objective of sustainable and profitable growth,” said Gerald Colella, Chief Executive Officer and President. Mr. Colella added, “This quarter, we set new records for quarterly revenue and Non-GAAP net earnings and our focus on integrating the Newport Corporation acquisition into our organization has produced both excellent results and new growth opportunities. We achieved our initial cost synergies ahead of plan, while also substantially improving the revenue growth profile and profitability of the Light and Motion Division.”

“We also continue to execute on our strategy to delever our balance sheet and significantly reduce our interest cost. I am pleased to report that as of June 30, the Company was in a net cash position. In addition, in early July, we completed our third successful re-pricing of our Term Loan and completed another $50 million voluntary pre-payment on our Term Loan facility, which brought our cumulative pre-payments to date to $250 million. Since origination on April 29, 2016, we have reduced our non-GAAP interest expense by $20 million or approximately 50% on an annualized basis,” said Seth Bagshaw, Senior Vice President and Chief Financial Officer.

Additional Financial Information

The Company had $577 million in cash and short-term investments as of June 30, 2017 and $573 million outstanding under its Term Loan (reduced to $523 million on July 11, 2017). During the second quarter of 2017, MKS paid a dividend of $9.5 million or $0.175 per diluted share.

In April, the Company completed the sale of its Data Analytics Solutions Business Unit and recognized a net after tax gain of $72 million in the second quarter.

Third Quarter 2017 Outlook

Based on current business levels, the Company expects that revenue in the third quarter of 2017 may range from $450 to $490 million.

At these volumes, GAAP net income could range from $1.12 to $1.37 per diluted share and non-GAAP net earnings could range from $1.32 to $1.56 per diluted share.

Conference Call Details

A conference call with management will be held on Wednesday, July 26, 2017 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 40213368, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor, and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, residual gas analysis, leak detection, control technology, ozone generation and delivery, RF & DC power, reactive gas generation, vacuum technology, lasers, photonics, sub-micron positioning, vibration isolation, and optics. Our primary served markets include semiconductor capital equipment, general industrial, life sciences, and research. Additional information can be found at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP amounts exclude amortization of acquired intangible assets, an asset impairment, costs associated with completed and announced acquisitions, acquisition integration costs, restructuring charges, certain excess and obsolete inventory charges, fees and expenses related to re-pricing of our Term Loan, amortization of debt issuance costs, net proceeds from an insurance policy, costs associated with the sale of a business, the tax effect of a legal entity restructuring, other discrete tax benefits and charges, and the related tax effect of these adjustments. These non-GAAP measures are not in accordance with generally accepted accounting principles in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. Annualized GAAP interest expense based upon $780 million principal outstanding and using the LIBOR based interest rate spread in effect on April 29, 2016, was $44.0 million. Annualized GAAP interest expense based upon $523 million in principal currently outstanding and LIBOR plus 225 basis points would be $24.1 million. Pro-forma revenue amounts assume the acquisition of Newport Corporation had occurred as of the beginning of 2016.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the future financial performance of MKS, our future business prospects, our future growth, and our expected synergies and cost savings from our recent acquisition of Newport Corporation. These statements are only predictions based on current assumptions and expectations. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are the conditions affecting the markets in which we operate, including the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to our major customers, our ability to successfully integrate Newport’s operations and employees, unexpected risks, costs, charges or expenses resulting from the Newport acquisition or other acquisitions, the terms of the Term Loan financing, fluctuations in interest rates, MKS’ ability to realize anticipated synergies and cost savings from the Newport acquisition, our ability to successfully grow our business, potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ most recent Annual Report on Form 10-K for the year ended December 31, 2016 filed with SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter our forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

###

Company Contact: Seth H. Bagshaw
Senior Vice President, Chief Financial Officer and Treasurer
Telephone: 978.645.5578

Investor Relations Contacts:
Monica Gould
The Blueshirt Group
Telephone: 212.871.3927
Email: monica@blueshirtgroup.com

Lindsay Grant Savarese
The Blueshirt Group
Telephone: 212.331.8417
Email: lindsay@blueshirtgroup.com

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	June 30, 2017	June 30, 2016	March 31, 2017
Net revenues:
Products	$431,950	$285,471	$392,922
Services	48,807	40,390	44,231

Total net revenues	480,757	325,861	437,153
Cost of revenues:
Products	229,304	163,993	205,060
Services	31,870	25,955	26,546

Total cost of revenues	261,174	189,948	231,606
Gross profit	219,583	135,913	205,547
Research and development	33,680	28,214	33,282
Selling, general and administrative	71,979	59,579	74,220
Acquisition and integration costs	790	20,055	1,442
Restructuring	2,064	24	522
Asset impairment	6,719	—	—
Amortization of intangible assets	11,468	8,855	12,501

Income from operations	92,883	19,186	83,580
Interest income	507	530	516
Interest expense	6,997	8,474	8,832
Gain on sale of business	74,856	—	—
Other (expense) income, net	(3,277)	1,126	2,021

Income from operations before income taxes	157,972	12,368	77,285
Provision for income taxes	37,532	3,158	12,225

Net income	$120,440	$9,210	$65,060

Net income per share:
Basic	$2.22	$0.17	$1.21
Diluted	$2.19	$0.17	$1.18
Cash dividends per common share	$0.175	$0.17	$0.175
Weighted average shares outstanding:
Basic	54,178	53,461	53,769
Diluted	55,001	53,806	54,958
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$120,440	$9,210	$65,060
Adjustments:
Acquisition and integration costs (Note 1)	790	20,055	1,442
Acquisition inventory step-up (Note 2)	—	10,119	—
Expenses related to sale of a business (Note 3)	436	—	423
Exess and obsolete inventory charge (Note 4)	1,160	—	—
Fees and expenses relating to re-pricing of term loan (Note 5)	—	713	—
Amortization of debt issuance costs (Note 6)	694	1,629	2,414
Restructuring (Note 7)	2,064	24	522
Asset impairment (Note 8)	6,719	—	—
Gain on sale of business (Note 9)	(74,856)	—	—
Amortization of intangible assets	11,468	8,855	12,501
Windfall tax benefit on stock-based compensation (Note 10)	(3,169)	—	(6,650)
Taxes related to sale of business (Note 11)	15,007	—	—
Pro-forma tax adjustments	(3,047)	(11,896)	(5,718)

Non-GAAP net earnings (Note 12)	$77,706	$38,709	$69,994

Non-GAAP net earnings per share (Note 12)	$1.41	$0.72	$1.27

Weighted average shares outstanding	55,001	53,806	54,958
Income from operations	$92,883	$19,186	$83,580
Adjustments:
Acquisition and integration costs (Note 1)	790	20,055	1,442
Acquisition inventory step-up (Note 2)	—	10,119	—
Expenses related to sale of a business (Note 3)	436	—	423
Excess and obsolete inventory charge (Note 4)	1,160	—	—
Fees and expenses relating to re-pricing of term loan (Note 5)	—	713	—
Restructuring (Note 7)	2,064	24	522
Asset impairment (Note 8)	6,719	—	—
Amortization of intangible assets	11,468	8,855	12,501

Non-GAAP income from operations (Note 13)	$115,520	$58,952	$98,468

Non-GAAP operating margin percentage (Note 13)	24.0%	18.1%	22.5%

Gross profit	$219,583	$135,913	$205,547
Acquisition inventory step-up (Note 2)	—	10,119	—
Excess and obsolete inventory charge (Note 4)	1,160	—	—

Non-GAAP gross profit (Note 14)	$220,743	$146,032	$205,547

Non-GAAP gross profit percentage (Note 14)	45.9%	44.8%	47.0%

Interest expense	$6,997	$8,474	$8,832
Amortization of debt issuance costs (Note 6)	694	1,629	2,414

Non-GAAP interest expense	$6,303	$6,845	$6,418

Net income	$120,440	$9,210	$65,060
Interest expense (income), net	6,490	7,944	8,316
Provision for income taxes	37,532	3,158	12,225
Depreciation	9,120	7,575	9,332
Amortization	11,468	8,855	12,501

EBITDA (Note 15)	$185,050	$36,742	$107,434

Stock-based compensation	6,207	10,517	8,782
Acquisition and integration costs (Note 1)	790	20,055	1,442
Acquisition inventory step-up (Note 2)	—	10,119	—
Expenses related to sale of a business (Note 3)	436	—	423
Excess and obsolete inventory charge (Note 4)	1,160	—	—
Fees and expenses relating to re-pricing of term loan (Note 5)	—	713	—
Restructuring (Note 7)	2,064	24	522
Asset impairment (Note 8)	6,719	—	—
Gain on sale of business (Note 9)	(74,856)	—	—
Other adjustments	822	661	747

Adjusted EBITDA (Note 16)	$128,392	$78,831	$119,350

Note 1: We recorded $0.8 million, $1.4 million and $20.1 million of acquisition and integration costs during the three months ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively, related to the Newport Corporation acquisition, which closed during the second quarter of 2016.

Note 2: We recorded $10.1 million in cost of sales during the three months ended June 30, 2016 related to the step-up of inventory to fair value as a result of the Newport Corporation acquisition.

Note 3: We recorded $0.4 million during the three months ended June 30, 2017 and March 31, 2017, respectively, related to the sale of a business, which was completed in April of 2017.

Note 4: We recorded $1.2 million of excess and obsolete inventory charges in cost of sales during the three months ended June 30, 2017, related to the discontinuation of a product line in connection with the consolidation of two manufacturing sites.

Note 5: We recorded $0.7 million of fees and expenses during the three months ended June 30, 2016, related to the re-pricing of our Term Loan Credit Agreement.

Note 6: We recorded $0.7 million, $2.4 million and $1.6 million of additional interest expense during the three months ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively, related to the amortization of debt issuance costs affiliated with our Term Loan Credit Agreement and ABL Facility.

Note 7: We recorded $2.1 million of restructuring costs during the three months ended June 30, 2017, related to the consolidation of two manufacturing plants and $0.5 million of restructuring costs during the three months ended March 31, 2017, related to the restructuring of one of our international facilities and the consolidation of sales offices.

Note 8: We recorded a $6.7 million asset impairment charge, primarily related to the write-off of goodwill and intangible assets during the three months ended June 30, 2017, in conjunction with the consolidation of two manufacturing plants.

Note 9: We recorded a $74.9 million gain on the sale of our Data Analytics Solutions business during the three months ended June 30, 2017.

Note 10: We recorded a windfall tax benefit on the vesting of stock-based compensation of $3.2 million and $6.6 million during the three months ended June 30, 2017 and March 31, 2017, respectively, relating to the implementation of a new accounting standard issued by the Financial Statement Accounting Standards Board (Accounting Standards Update 2016-09).

Note 11: We recorded $15.0 million of taxes related to the sale of our Data Analytics Solutions business during the three months ended June 30, 2017.

Note 12: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude acquisition and integration costs, an inventory step-up adjustment to fair value, expenses related to the sale of a business, an excess and obsolete inventory charge, fees and expenses related to the re-pricing of a term loan credit agreement, amortization of debt issuance costs, restructuring costs, an asset impairment charge, a gain on the sale of a business, amortization of intangible assets, a windfall tax benefit related to stock-based compensation expense, taxes related to the sale of a business and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related period.

Note 13: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude acquisition and integration costs, an inventory step-up adjustment to fair value, expenses related to the sale of a business, an excess and obsolete inventory charge, fees and expenses related to the re-pricing of a term loan credit agreement, restructuring costs, an asset impairment charge and amortization of intangible assets.

Note 14: The Non-GAAP gross profit amounts and Non-GAAP gross profit percentages exclude an inventory step-up adjustment and an excess and obsolete inventory charge.

Note 15: EBITDA excludes net interest, income taxes, depreciation and amortization of intangible assets.

Note 16: Adjusted EBITDA excludes stock-based compensation, acquisition and integration costs, expenses related to the sale of a business, an excess and obsolete inventory charge, fees and expenses related to the re-pricing of a term loan credit agreement, restructuring costs, an asset impairment charge, a gain on the sale of a business and other adjustments as defined in our Term Loan Credit Agreement.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Six Months Ended June 30,
	2017	2016
Net revenues:
Products	$824,872	$439,092
Services	93,038	70,450

Total net revenues	917,910	509,542
Cost of revenues:
Products	434,364	249,345
Services	58,416	46,371

Total cost of revenues	492,780	295,716
Gross profit	425,130	213,826
Research and development	66,962	45,441
Selling, general and administrative	146,199	93,529
Acquisition and integration costs	2,232	22,549
Restructuring	2,586	24
Asset impairment	6,719	—
Amortization of intangible assets	23,969	10,538

Income from operations	176,463	41,745
Interest income	1,023	1,454
Interest expense	15,829	8,519
Gain on sale of business	74,856	—
Other (expense) income, net	(1,256)	1,493

Income from continuing operations before income taxes	235,257	36,173
Provision for income taxes	49,757	9,400

Net income	$185,500	$26,773

Net income per share:
Basic	$3.44	$0.50
Diluted	$3.37	$0.50
Cash dividends per common share	$0.35	$0.34
Weighted average shares outstanding:
Basic	53,973	53,348
Diluted	54,979	53,685
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$185,500	$26,773
Adjustments:
Acquisition and integration costs (Note 1)	2,232	22,549
Acquisition inventory step-up (Note 2)	—	10,119
Expenses related to sales of a business (Note 3)	859	—
Excess and obsolete inventory charge (Note 4)	1,160	—
Fees and expenses relating to re-pricing of term loan (Note 5)	—	713
Amortization of debt issuance costs (Note 6)	3,108	1,629
Restructuring (Note 7)	2,586	24
Asset impairment (Note 8)	6,719	—
Gain on sale of business (Note 9)	(74,856)	—
Amortization of intangible assets	23,969	10,538
Windfall tax benefit on stock-based compensation (Note 10)	(9,819)	—
Taxes related to sale of business (Note 11)	15,007	—
Pro-forma tax adjustments	(9,710)	(13,489)

Non-GAAP net earnings (Note 12)	$146,755	$58,856

Non-GAAP net earnings per share (Note 12)	$2.67	$1.10

Weighted average shares outstanding	54,979	53,685
Income from operations	$176,463	$41,745
Adjustments:
Acquisition and integration costs (Note 1)	2,232	22,549
Acquisition inventory step-up (Note 2)	—	10,119
Expenses related to sale of a business (Note 3)	859	—
Excess and obsolete inventory charge (Note 4)	1,160	—
Fees and expenses relating to re-pricing of term loan (Note 5)	—	713
Restructuring (Note 7)	2,586	24
Asset impairment (Note 8)	6,719	—
Amortization of intangible assets	23,969	10,538

Non-GAAP income from operations (Note 13)	$213,988	$85,688

Non-GAAP operating margin percentage (Note 13)	23.3%	16.8%

Gross profit	$425,130	$213,826
Acquisition inventory step-up (Note 2)	—	10,119
Excess and obsolete inventory charge (Note 4)	1,160	—

Non-GAAP gross profit (Note 14)	$426,290	$223,945

Non-GAAP gross profit percentage (Note 14)	46.4%	44.0%

Interest expense	$15,829	$8,519
Amortization of debt issuance costs (Note 6)	3,108	1,629

Non-GAAP interest expense	$12,721	$6,890

Net income	$185,500	$26,773
Interest expense (income), net	14,806	7,065
Provision for income taxes	49,757	9,400
Depreciation	18,452	11,170
Amortization	23,969	10,538

EBITDA (Note 15)	$292,484	$64,946

Stock-based compensation	14,989	14,668
Acquisition and integration costs (Note 1)	2,232	22,549
Acquisition inventory step-up (Note 2)	—	10,119
Expenses related to sale of a business (Note 3)	859	—
Excess and obsolete inventory charge (Note 4)	1,160	—
Fees and expenses relating to re-pricing of term loan (Note 5)	—	713
Restructuring (Note 7)	2,586	24
Asset impairment (Note 8)	6,719	—
Gain on sale of business (Note 9)	(74,856)	—
Other adjustments	1,569	661

Adjusted EBITDA (Note 16)	$247,742	$113,680

Note 1: We recorded $2.2 million and $22.5 million of acquisition and integration costs during the six months ended June 30, 2017 and 2016, respectively, related to the Newport Corporation acquisition, which closed during the second quarter of 2016.

Note 2: We recorded $10.1 million in cost of sales during the six months ended June 30, 2016 related to the step-up of inventory to fair value as a result of the Newport Corporation acquisition.

Note 3: We recorded $0.9 million during the six months ended June 30, 2017, which is comprised of legal and consulting and compensation related expenses related to the sale of a business, which was completed in April of 2017.

Note 4: We recorded $1.2 million of excess and obsolete inventory charges in cost of sales during the six months ended June 30, 2017 related to the discontinuation of a product line in connection with the consolidation of two manufacturing plants.

Note 5: We recorded $0.7 million of fees and expenses during the six months ended June 30, 2016, related to the re-pricing of our Term Loan Credit Agreement.

Note 6: We recorded $3.1 million and $1.6 million of additional interest expense during the six months ended June 30, 2017 and 2016, respectively, related to the amortization of debt issuance costs affiliated with our Term Loan Credit Agreement and ABL Facility.

Note 7: We recorded $2.6 million of restructuring costs during the six months ended June 30, 2017, related to the consolidation of two manufacturing plants, a restructuring of one of our international facilities and the consolidation of sales offices.

Note 8: We recorded a $6.7 million asset impairment charge, primarily related to the write-off of goodwill and intangible assets during the six months ended June 30, 2017, in connection with the consolidation of two manufacturing plants.

Note 9: We recorded a $74.9 gain on the sale of our Data Analytics Solutions business during the six months ended June 30, 2017.

Note 10: We recorded a windfall tax benefit on the vesting of stock-based compensation of $9.8 million, relating to the implementation of a new accounting standard issued by the Financial Statement Accounting Standards Board (Accounting Standards Update 2016-09).

Note 11: We recorded $15.0 million of taxes related to the sale of our Data Analytics Solutions business during the six months ended June 30, 2017.

Note 12: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude acquisition and integration costs, an inventory step-up adjustment to fair value, expenses related to the sale of a business, an excess and obsolete inventory charge, fees and expenses related to the re-pricing of a term loan credit agreement, amortization of debt issuance costs, restructuring costs, an asset impairment charge, a gain on the sale of a business, amortization of intangible assets, a windfall tax benefit related to stock-based compensation expense, taxes related to the sale of a business and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related period.

Note 13: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude acquisition and integration costs, an inventory step-up adjustment to fair value, expenses related to the sale of a business, an excess and obsolete inventory charge, fees and expenses related to the re-pricing of a term loan credit agreement, restructuring costs, an asset impairment charge and amortization of intangible assets.

Note 14: The Non-GAAP gross profit amounts and Non-GAAP gross profit percentages exclude an inventory step-up adjustment and an excess and obsolete inventory charge.

Note 15: EBITDA excludes net interest, income taxes, depreciation and amortization of intangible assets.

Note 16: Adjusted EBITDA excludes stock-based compensation, acquisition and integration costs, expenses related to the sale of a business, an excess and obsolete inventory charge, fees and expenses related to the re-pricing of a term loan credit agreement, restructuring costs, an asset impairment charge, a gain on the sale of a business and other adjustments as defined in our Term Loan Credit Agreement.

MKS Instruments, Inc.
Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate
(In thousands)

	Three Months Ended June 30, 2017			Three Months Ended March 31, 2017
	Income Before	Provision (benefit)	Effective		Provision
	Income Taxes	for	Tax Rate	Income Before	(benefit) for	Effective
		Income Taxes		Income Taxes	Income Taxes	Tax Rate
GAAP	$157,972	$37,532	23.8%	$77,285	$12,225	15.8%
Adjustments:
Acquisition and integration costs (Note	790	—		1,442	—
1)
Expenses related to sale of a business	436	—		423	—
(Note 3)
Excess and obsolete inventory charge	1,160	—		—	—
(Note 4)
Amortization of debt issuance costs	694	—		2,414	—
(Note 6)
Restructuring (Note 7)	2,064	—		522	—
Asset impairment (Note 8)	6,719	—		—	—
Gain on sale of business (Note 9)	(74,856)	—		—	—
Amortization of intangible assets	11,468	—		12,501	—
Windfall tax benefit on stock-based	—	3,169		—	6,650
compensation (Note 10)
Tax related to sale of business (Note 11)	—	(15,007)		—	—
Tax effect of pro-forma adjustments	—	3,047		—	5,718

Non-GAAP	$106,447	$28,741	27.0%	$94,587	$24,593	26.0%

	Three Months Ended June 30, 2016
		Provision	Effective
	Income Before	(benefit) for	Tax Rate
	Income Taxes	Income Taxes
GAAP	$12,368	$3,158	25.5%
Adjustments:
Acquisition and integration costs (Note 1)	20,055	—
Acquisition inventory step-up (Note 2)	10,119	—
Fees and expenses relating to re-pricing of term loan (Note 5)	713	—
Amortization of debt issuance costs (Note 6)	1,629	—
Restructuring	24	—
Amortization of intangible assets	8,855	—
Tax effect of pro-forma adjustments	—	11,896

Non-GAAP	$53,763	$15,054	28.0%

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
		Provision (benefit)			Provision	Effective
	Income Before	for	Effective	Income Before	(benefit) for	Tax Rate
	Income Taxes	Income Taxes	Tax Rate	Income Taxes	Income Taxes
GAAP	$235,257	$49,757	21.2%	$36,173	$9,400	26.0%
Adjustments:
Acquisition and integration costs	2,232	—		22,549	—
(Note 1)
Acquisition inventory step-up	—	—		10,119	—
(Note 2)
Expenses related to sale of a	859	—		—	—
business (Note 3)
Excess and obsolete inventory	1,160	—		—	—
charge (Note 4)
Fees and expenses relating to	—	—		713	—
re-pricing of term loan (Note 5)
Amortization of debt issuance	3,108	—		1,629	—
costs (Note 6)
Restructuring (Note 7)	2,586	—		24	—
Asset impairment (Note 8)	6,719	—		—	—
Gain on sale of business (Note 9)	(74,856)	—		—	—
Amortization of intangible assets	23,969	—		10,538	—
Windfall tax benefit on	—	9,819		—	—
stock-based compensation (Note 10)
Taxes related to sale of business	—	(15,007)		—	—
(Note 11)
Tax effect of pro-forma adjustments	—	9,710		—	13,489

Non-GAAP	$201,034	$54,279	27.0%	$81,745	$22,889	28.0%

Note 1: Acquisition and integration costs during the three and six months ended June 30, 2017 relate to the Newport Corporation acquisition, which closed during the second quarter of 2016.

Note 2: We recorded $10.1 million in cost of sales during the three and six months ended June 30, 2016 related to the step-up of inventory to fair value as a result of the Newport Corporation acquisition.

Note 3: We recorded $0.4 million and $0.9 million during the three and six months ended June 30, 2017, respectively, and $0.4 million for the three months ended March 31, 2017, related to the sale of a business, which was completed in April of 2017.

Note 4: We recorded $1.2 million of excess and obsolete inventory charges in cost of sales during the three months ended June 30, 2017, related to the discontinuation of a product line in connection with the consolidation of two manufacturing plants.

Note 5: We recorded $0.7 million of fees and expenses during the three and six months ended June 30, 2016, related to the re-pricing of our Term Loan Credit Agreement.

Note 6: Amortization of debt issuance costs for the three and six months ended June 30, 2017 and 2016, respectively, and the three months ended March 31, 2017, are affiliated with our Term Loan Credit Agreement and ABL Facility.

Note 7: We recorded $2.1 million and $2.6 million of restructuring costs during the three and six months ended June 30, 2017, respectively, and $0.5 million for the three months ended March 31, 2017, related to the consolidation of two manufacturing plants, a restructuring of one of our international facilities and the consolidation of sales offices.

Note 8: We recorded a $6.7 million asset impairment charge, primarily related to the write-off of goodwill and intangible assets during the three and six months ended June 30, 2017, in conjunction with the consolidation of two manufacturing plants.

Note 9: We recorded a $74.9 million gain on the sale of our Data Analytics Solutions business during the three and six months ended June 30, 2017.

Note 10: We recorded a windfall tax benefit on the vesting of stock-based compensation of $3.2 million and $9.8 million during the three and six months ended June 30, 2017, respectively, and $6.6 million for the three months ended March 31, 2017, relating to the implementation of a new accounting standard issued by the Financial Statement Accounting Standards Board (Accounting Standards Update 2016-09).

Note 11: We recorded $15.0 million of taxes related to the sale of our Data Analytics Solutions business during the three and six months ended June 30, 2017.

MKS Instruments, Inc.
Reconciliation of Q3-17 Guidance — GAAP Net Income to Non-GAAP Net Earnings
(In thousands, except per share data)

	Three Months Ended September 30, 2017
	Low Guidance		High Guidance
	$ Amount	$ Per Share	$ Amount	$ Per Share
GAAP net income	$62,200	$1.12	$75,600	$1.37
Amortization	10,800	0.20	10,800	0.20
Integration costs	1,700	0.03	1,700	0.03
Deferred financing costs	2,300	0.04	2,300	0.04
Tax effect of adjustments (Note 1)	(4,000)	(0.07)	(4,000)	(0.07)

Non-GAAP net earnings	$73,000	$1.32	$86,400	$1.56

Q3-17 forecasted shares		55,300		55,300

Note 1: The Non-GAAP adjustments are tax effected at the applicable statutory rates and the difference between the GAAP and Non-GAAP tax rates.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$422,830	$228,623
Restricted cash	5,282	5,287
Short-term investments	149,016	189,463
Trade accounts receivable, net	268,544	248,757
Inventories	304,707	275,869
Other current assets	51,721	50,770

Total current assets	1,202,100	998,769
Property, plant and equipment, net	167,212	174,559
Goodwill	586,865	588,585
Intangible assets, net	386,075	408,004
Long-term investments	10,329	9,858
Other assets	32,102	32,467

Total assets	$2,384,683	$2,212,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$9,810	$10,993
Accounts payable	73,291	69,337
Accrued compensation	65,243	67,728
Income taxes payable	42,142	22,794
Deferred revenue	9,975	14,463
Other current liabilities	57,795	51,985

Total current liabilities	258,256	237,300
Long-term debt, net	551,846	601,229
Non-current deferred taxes	71,895	66,446
Non-current accrued compensation	48,560	44,714
Other liabilities	24,370	20,761

Total liabilities	954,927	970,450

Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	779,058	777,482
Retained earnings	661,341	494,744
Accumulated other comprehensive loss	(10,756)	(30,547)

Total stockholders’ equity	1,429,756	1,241,792

Total liabilities and stockholders’ equity	$2,384,683	$2,212,242